                                                                    EXHIBIT 99.2

CONSOLIDATED FINANCIAL STATEMENTS

Unitive, Inc.

Year ended December 31, 2003 with Report of Independent Auditors

                                                                               .
                                                                               .
                                                                               .

                                  Unitive, Inc.

                    Audited Consolidated Financial Statements

                          Year ended December 31, 2003

                                    CONTENTS

Report of Independent Auditors.............................................................   1

Audited Consolidated Financial Statements

Consolidated Balance Sheet.................................................................   2
Consolidated Statement of Operations.......................................................   4
Consolidated Statement of Convertible Preferred Stock and Stockholders' Equity.............   5
Consolidated Statement of Cash Flows.......................................................   6
Notes to Consolidated Financial Statements.................................................   7

                         Report of Independent Auditors

Board of Directors
Unitive, Inc.

We have audited the accompanying consolidated balance sheet of Unitive, Inc. (the "Company") as of December 31, 2003 and the related consolidated statements of operations, convertible preferred stock and stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Unitive, Inc. at December 31, 2003 and the consolidated results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/s/ Ernst and Young LLP

Raleigh, North Carolina
February 20, 2004

                                  Unitive, Inc.

                           Consolidated Balance Sheet

                                December 31, 2003

ASSETS
Current assets:
   Cash and cash equivalents                                                     $   8,933,830
   Accounts receivable, less allowance for doubtful accounts of $74,233              1,583,248
   Inventory                                                                           277,680
   Prepaid expenses and other assets                                                    13,713
                                                                                 -------------
Total current assets                                                                10,808,471

Equipment and furniture:
   Equipment                                                                        16,905,874
   Leasehold improvements                                                              267,840
   Furniture and fixtures                                                              101,275
                                                                                 -------------
                                                                                    17,274,989
   Less accumulated depreciation and amortization                                  (10,053,247)
                                                                                 -------------
                                                                                     7,221,742

Other assets:
   Restricted cash                                                                     125,000
   Intellectual property rights, net of accumulated amortization of $2,284,383       5,598,053
   Investment in Unitive Semiconductor Taiwan Corporation                              189,571
   Deposits                                                                            122,074
                                                                                 -------------
                                                                                     6,034,698
                                                                                 -------------
Total assets                                                                     $  24,064,911
                                                                                 =============

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                               $   1,759,044
   Payables to related party                                                             24,972
   Accrued expenses                                                                     403,322
   Deferred revenue                                                                      32,303
   Capital lease obligations, current portion, net of warrant debt discount           1,544,938
   Current portion of long-term debt                                                  1,134,763
   Current portion of notes payable to stockholders                                     446,324
                                                                                  -------------
Total current liabilities                                                             5,345,666

Capital lease obligations, less current portion, net of warrant debt discount           593,788
Long-term debt, net of current portion                                                2,686,359
Notes payable to stockholders, net of current portion                                   493,676
                                                                                  -------------
Total liabilities                                                                     9,119,489

Commitments (Notes 3, 4, 5, 8 and 9)

Convertible preferred stock and stockholders' equity:
   Series A-1 convertible preferred stock, $0.01 par value; authorized shares
      37,408,837; issued and outstanding shares
      24,874,830; aggregate liquidation preference of $24,874,830                       248,748
   Series A-2 convertible preferred stock, $0.01 par value; authorized shares
      20,601,163; issued and outstanding shares
      8,101,163; aggregate liquidation preference of $8,101,163                          81,012
   Series A-3 convertible preferred stock, $0.01 par value; authorized shares
      25,600,201; zero shares issued and outstanding                                          -
   Series A-1, Series A-2, Series A-3 convertible preferred stock warrants            6,373,959
   Common stock, $0.01 par value; authorized shares 250,000,000; issued
      and outstanding shares 60,745,283                                                 607,452
   Additional paid-in capital                                                        73,511,253
   Common stock warrants                                                                320,200
   Stockholders' notes receivable                                                      (420,000)
   Accumulated deficit                                                              (65,777,202)
                                                                                  -------------
Total convertible preferred stock and stockholders' equity                           14,945,422
                                                                                  -------------
Total liabilities, convertible preferred stock and stockholders' equity           $  24,064,911
                                                                                  =============

See accompanying notes.

                                  Unitive, Inc.

                      Consolidated Statement of Operations

                          Year ended December 31, 2003

Revenues                            $  9,230,908
Cost of revenues                      11,412,375
                                    ------------
                                      (2,181,467)

Expenses:
   Sales and marketing                   560,675
   Research and development            1,763,157
   General and administrative          1,920,444
                                    ------------
Total expenses                         4,244,276
                                    ------------
Operating loss                        (6,425,743)

Other income (expense):
   Interest income                        45,160
   Interest expense                     (618,524)
   Other expense                        (892,856)
   Loss in equity investee            (1,621,769)
                                    ------------
Net loss                            $ (9,513,732)
                                    ============

See accompanying notes.

                                  Unitive, Inc.

 Consolidated Statement of Convertible Preferred Stock and Stockholders' Equity

                          Year ended December 31, 2003

                                                                         REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                                       ---------------------------------------------------------------------------
                                                               SERIES C-1                     SERIES C-2                SERIES C-1
                                                          SHARES         AMOUNT          SHARES          AMOUNT          WARRANTS
                                                       ---------------------------------------------------------------------------
Balance at December 31, 2002                            12,000,000      10,647,083      17,000,200      18,805,174       4,260,000
  Accretion of redeemable preferred stock for
     dividend                                                    -         729,534               -       1,033,519               -
  Accretion of redeemable preferred stock for
     warrant value                                               -         739,956               -               -               -
  Accretion of redeemable preferred stock for
     issuance costs                                              -          94,620               -         134,047               -
  Conversion of preferred stock into common stock      (12,000,000)    (12,211,193)    (17,000,200)    (19,972,740)              -
  Issuance of convertible preferred stock, net of
     issuance costs                                              -               -               -               -               -
  Issuance of warrants to existing shareholders                  -               -               -               -               -
  Issuance of warrants in exchange for termination
     of existing Series C-1 warrants and management
     agreement                                                   -               -               -               -      (4,260,000)
  Issuance of warrants in connection with long-term
     debt                                                        -               -               -               -               -
  Issuance of warrants in connection with capital
     lease financing agreement                                   -               -               -               -               -
  Settlement of stockholder note receivable                      -               -               -               -               -
  Exercise of stock options for cash                             -               -               -               -               -
  Compensation expense on variable stock option
     awards                                                      -               -               -               -               -
  Net loss                                                       -               -               -               -               -
                                                       ---------------------------------------------------------------------------
Balance at December 31, 2003                                     -    $          -               -    $          -     $         -
                                                       ===========================================================================

                                                                                  CONVERTIBLE PREFERRED STOCK
                                                       ----------------------------------------------------------------------------
                                                               SERIES A                 SERIES B                  SERIES A-1
                                                          SHARES       PAR         SHARES       PAR         SHARES           PAR
                                                       ----------------------------------------------------------------------------
Balance at December 31, 2002                            1,724,622     17,246     28,525,819     285,258             -             -
  Accretion of redeemable preferred stock for
     dividend                                                   -          -              -           -             -             -
  Accretion of redeemable preferred stock for
     warrant value                                              -          -              -           -             -             -
  Accretion of redeemable preferred stock for
     issuance costs                                             -          -              -           -             -             -
  Conversion of preferred stock into common stock      (1,724,622)   (17,246)   (28,525,819)   (285,258)            -             -
  Issuance of convertible preferred stock, net of
     issuance costs                                             -          -              -           -    24,874,830       248,748
  Issuance of warrants to existing shareholders                 -          -              -           -             -             -
  Issuance of warrants in exchange for termination
     of existing Series C-1 warrants and management
     agreement                                                  -          -              -           -             -             -
  Issuance of warrants in connection with long-term
     debt                                                       -          -              -           -             -             -
  Issuance of warrants in connection with capital
     lease financing agreement                                  -          -              -           -             -             -
  Settlement of stockholder note receivable                     -          -              -           -             -             -
  Exercise of stock options for cash                            -          -              -           -             -             -
  Compensation expense on variable stock option
     awards                                                     -          -              -           -             -             -
  Net loss                                                      -          -              -           -             -             -
                                                       ----------------------------------------------------------------------------
Balance at December 31, 2003                                    -   $      -              -  $        -    24,874,830    $  248,748
                                                       ============================================================================

                                                           CONVERTIBLE PREFERRED STOCK
                                                       ------------------------------------
                                                                                                                         ADDITIONAL
                                                              SERIES A-2          SERIES A          COMMON STOCK          PAID-IN
                                                          SHARES      PAR         WARRANTS      SHARES          PAR       CAPITAL
                                                       ----------------------------------------------------------------------------
Balance at December 31, 2002                                   -           -              -   1,576,867        15,769    32,792,438
  Accretion of redeemable preferred stock for
     dividend                                                  -           -              -           -             -             -
  Accretion of redeemable preferred stock for
     warrant value                                             -           -              -           -             -             -
  Accretion of redeemable preferred stock for
     issuance costs                                            -           -              -           -             -             -
  Conversion of preferred stock into common stock              -           -              -  59,250,641       592,506    31,893,931
  Issuance of convertible preferred stock, net of
     issuance costs                                    8,101,163      81,012              -           -             -     6,150,756
  Issuance of warrants to existing shareholders                -           -      3,864,634           -             -             -
  Issuance of warrants in exchange for termination
     of existing Series C-1 warrants and management
     agreement                                                 -           -      2,375,000           -             -     2,777,856
  Issuance of warrants in connection with long-term
     debt                                                      -           -         54,525           -             -             -
  Issuance of warrants in connection with capital
     lease financing agreement                                 -           -         79,800           -             -             -
  Settlement of stockholder note receivable                    -           -              -    (100,000)       (1,000)       (4,000)
  Exercise of stock options for cash                           -           -              -      17,775           177         1,877
  Compensation expense on variable stock option
     awards                                                    -           -              -           -             -      (101,605)
  Net loss                                                     -           -              -           -             -             -
                                                       ----------------------------------------------------------------------------
Balance at December 31, 2003                           8,101,163  $   81,012   $  6,373,959  60,745,283    $  607,452  $ 73,511,253
                                                       ============================================================================

                                                            COMMON      STOCKHOLDERS'
                                                             STOCK          NOTES       ACCUMULATED
                                                            WARRANTS      RECEIVABLE      DEFICIT          TOTAL
                                                        -----------------------------------------------------------
Balance at December 31, 2002                                 320,200       (520,000)    (49,667,160)     16,956,008
  Accretion of redeemable preferred stock for
     dividend                                                      -              -      (1,763,053)              -
  Accretion of redeemable preferred stock for
     warrant value                                                 -              -        (739,956)              -
  Accretion of redeemable preferred stock for
     issuance costs                                                -              -        (228,667)              -
  Conversion of preferred stock into common stock                  -              -               -               -
  Issuance of convertible preferred stock, net of
     issuance costs                                                -              -               -       6,480,516
  Issuance of warrants to existing shareholders                    -              -      (3,864,634)              -
  Issuance of warrants in exchange for termination
     of existing Series C-1 warrants and management
     agreement                                                     -              -               -         892,856
  Issuance of warrants in connection with long-term
     debt                                                          -              -               -          54,525
  Issuance of warrants in connection with capital
     lease financing agreement                                     -              -               -          79,800
  Settlement of stockholder note receivable                        -        100,000               -          95,000
  Exercise of stock options for cash                               -              -               -           2,054
  Compensation expense on variable stock option
     awards                                                        -              -               -        (101,605)
  Net loss                                                         -              -      (9,513,732)     (9,513,732)
                                                        -----------------------------------------------------------
Balance at December 31, 2003                            $    320,200   $   (420,000)   $(65,777,202)   $ 14,945,422
                                                        ===========================================================

See accompanying notes.

                                  Unitive, Inc.

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 2003

OPERATING ACTIVITIES
Net loss                                                                                   $  (9,513,732)
Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization                                                               3,162,072
   Reversal of compensation expense on variable stock option awards                             (101,605)
   Non-cash compensation                                                                          75,000
   Amortization of debt discount                                                                  76,623
   Equity in losses of equity investee                                                         1,621,768
   Loss on termination of management agreement                                                   892,856
   Loss on disposal of equipment and furniture                                                    10,253
   Accretion of terminal payment on long-term debt                                                 3,055
   Changes in operating assets and liabilities:
      Accounts receivable                                                                       (901,527)
      Inventory                                                                                  (48,396)
      Prepaid expenses and other assets                                                           23,633
      Accounts payable and payables to related party                                           1,704,751
      Accrued expenses and other current liabilities                                              19,063
      Deposits                                                                                  (100,431)
                                                                                           -------------
Net cash used in operating activities                                                         (3,076,617)

INVESTING ACTIVITIES
Purchases of equipment and furniture                                                          (2,973,782)
Increase in restricted cash                                                                     (125,000)
                                                                                           -------------
Net cash used in investing activities                                                         (3,098,782)

FINANCING ACTIVITIES
Payments on capital lease obligations                                                         (1,847,675)
Proceeds from issuance of long-term debt and preferred stock warrants                          3,872,342
Proceeds from issuance of preferred stock, net of issuance costs                               6,480,516
Proceeds from exercise of stock options                                                            2,054
Payments received on stockholders' notes receivable                                               20,000
                                                                                           -------------
Net cash provided by financing activities                                                      8,527,237
                                                                                           -------------
Net increase in cash and cash equivalents                                                      2,351,838
Cash and cash equivalents at beginning of year                                                 6,581,992
                                                                                           -------------
Cash and cash equivalents at end of year                                                   $   8,933,830
                                                                                           =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest                                                         $     541,901
                                                                                           =============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Issuance of preferred stock warrants to existing stockholders                              $   3,864,634
                                                                                           =============
Accretion of redeemable convertible preferred stock and warrants                           $   2,731,676
                                                                                           =============
Issuance of preferred stock warrants as consideration for termination of management
   agreement and cancellation of Series C-1 preferred stock warrants                       $   2,375,000
                                                                                           =============
Issuance of preferred stock warrants in connection with issuance of long-term debt         $      54,525
                                                                                           =============
Issuance of preferred stock warrants in connection with financing arrangements             $      79,800
                                                                                           =============

See accompanying notes.

                                  Unitive, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 2003

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS DESCRIPTION

On January 30, 2001, Unitive Electronics, Inc. ("UEI") and Unitive International, Ltd. ("UIL") became the wholly-owned subsidiaries of Unitive, Inc. (the "Company"), a Delaware corporation, through a share exchange. The Company, located in Research Triangle Park, North Carolina, is a provider of advanced semiconductor packaging solutions offering wafer-level and turn-key die-level processing, engineering, and design services to electronics manufacturers.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company derives revenues from services provided in connection with the processing and packaging of its customers' semiconductor products. The Company recognizes revenue when a purchase order has been executed, the price is fixed and determinable, delivery of services has occurred and the products have been shipped, and collection of the purchase order price is considered probable and can be reasonably estimated.

                                  Unitive, Inc.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SALES AND CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist principally of trade accounts receivable, which are unsecured, and cash and cash equivalents. Sales are made primarily to large companies located throughout the United States. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable. Receivable allowances totaled $74,233 at December 31, 2003.

Three major customers accounted for approximately 47% of sales in during the year ended December 31, 2003 and 66% of accounts receivable at December 31, 2003.

The Company maintains cash balances at financial institutions that may at times exceed federally insured limits. The Company maintains this cash at high credit quality institutions and, as a result, believes credit risk related to its cash is minimal.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, capital lease obligations, notes payable to stockholders, and long-term debt. In management's opinion, the carrying amounts of these financial instruments approximate their fair values at December 31, 2003.

INVENTORY

Inventories are carried at the lower of cost or market using the first-in, first-out ("FIFO") method. Inventory consists primarily of raw materials.

RESEARCH AND DEVELOPMENT

Research and development expenses are charged to operations as incurred. Research and development expenses include direct costs and allocated salaries, employee benefits and applicable indirect costs.

                                  Unitive, Inc.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT AND FURNITURE

Equipment and furniture is stated at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the respective assets. Depreciation expense for the year ended December 31, 2003 totaled $2,635,629. Expenditures for maintenance and repairs are charged to operations; major expenditures for renewals and betterments are capitalized and depreciated. Estimated useful lives are as follows:

Equipment                                                    3 to 5 years
Leasehold improvements                                         3 years
Furniture and fixtures                                         5 years

INTELLECTUAL PROPERTY RIGHTS

Intellectual property rights are capitalized and amortized over the estimated useful life of the licensed technologies. Amortization is calculated based upon the number of units produced during the year as a percentage of the total number of units expected to be produced using the licensed technology. The Company recorded amortization expense of $526,443 related to its intellectual property rights for the year ended December 31, 2003.

Additionally, certain intellectual property rights are amortized based upon annual revenue recognized to total expected revenue related to the intellectual property. In 2003, the Company did not record amortization related to $1,071,125 of its intellectual property as no related revenue was recognized.

RESTRICTED CASH

During 2003, the Company entered into a new lease for its corporate office and certain operations, which required the issuance of an irrevocable, unconditional, standby letter of credit for $125,000. The restricted cash balance as of December 31, 2003 includes a $125,000 certificate of deposit that secures this letter of credit. At the option of the Company, the letter of credit may be reduced by 20% on each anniversary of the lease agreement.

                                  Unitive, Inc.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

STOCK-BASED COMPENSATION

The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which gives companies the option to adopt the fair value method for expense recognition of employee stock options and other stock-based awards or to account for such items using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") with pro forma disclosures of net income (loss) as if the fair value method had been applied. In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"). SFAS No. 148 amends SFAS No. 123, to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has elected to apply the provisions of APB 25 for stock option and other stock-based awards. The following table illustrates the effect on net loss for the year ended December 31, 2003 had the Company applied the fair value recognition provisions of SFAS 123 for its option grants to employees:

Net loss, as reported                                                                                    $  (9,513,732)
Reversal of stock-based compensation expense                                                                  (101,605)
Deduct total stock-based employee compensation expense determined under
   the fair value based method for all awards                                                                  (74,106)
                                                                                                         -------------
Pro forma loss                                                                                           $  (9,689,443)
                                                                                                         =============

                                  Unitive, Inc.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION (CONTINUED)

The Company computes fair value for employee stock options using the minimum value option-pricing model. The assumptions used in this model to estimate fair value and the resulting values are as follows for the year ended December 31, 2003.

Expected dividend yield                                                                                    -
Risk-free interest rate                                                                                  3.3%
Expected life (in years)                                                                                   4

INVESTMENT IN UNITIVE SEMICONDUCTOR TAIWAN CORPORATION

The Company's investment in Unitive Semiconductor Taiwan Corporation ("USTC") is accounted for using the equity method, as prescribed by APB Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock" ("APB 18") since the Company is able to exert influence through its collaborative services agreement and representation on the USTC board of directors. The Company's ownership percentage at December 31, 2003 was approximately 18.4%. USTC provides semiconductor processing services in Taiwan. The Company recorded a loss of $1,621,769 as of December 31, 2003, in accordance with the requirements of APB 18 for its share of the losses incurred by USTC. There were no additional equity investments during 2003 and the Company does not have any requirements to fund future obligations of USTC.

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                                  Unitive, Inc.

2. ACCRUED EXPENSES

Accrued expenses consist of the following at December 31, 2003:
     Accrued compensation and benefits                                                                         $ 127,837
     Accrued property taxes                                                                                      104,418
     Accrued legal and professional fees                                                                          55,000
     Other accrued expenses                                                                                      116,067
                                                                                                               ---------
     Accrued expenses                                                                                          $ 403,322
                                                                                                               =========

3. NOTES PAYABLE TO STOCKHOLDERS

In October 2002, the Company executed a promissory note for $440,000 with a stockholder in lieu of paying facility rent. The note was unsecured and accrued interest at a rate of 7.5% annually. The outstanding principal balance at December 31, 2002 was $245,207. During November 2003, the Company negotiated a new promissory note with this stockholder for $440,000 in exchange for the outstanding balance of the previous promissory note of $276,530, which included accrued interest of $31,323, and as consideration for $163,470 of unpaid rent. The promissory note is unsecured and bears interest at the rate of 7.5% annually. Principal payments totaling $208,913 and $231,087 are due during the years ended December 31, 2004 and 2005, respectively.

In October 2002, the Company executed a promissory note for $462,000 with another stockholder in lieu of paying certain management expenses. The note was unsecured and accrued interest at a rate of 7.5% annually. The outstanding principal at December 31, 2002 was $220,000. During November 2003, the Company negotiated a new promissory note for $500,000 in exchange for the outstanding balance of the previous promissory note of $240,213, which included accrued interest of $20,213, and as consideration for outstanding payables of $259,787 related to management expenses. The promissory note is unsecured and bears interest at the rate of 7.5% annually. Principal payments totaling $237,411 and $262,589 are due during the years ended December 31, 2004 and 2005, respectively.

                                  Unitive, Inc.

4. LONG-TERM DEBT

In November 2003, the Company entered into a loan and security agreement (the "Loan Agreement") with two lenders that provides up to $6,000,000 of financing. Borrowings under the Loan Agreement will be evidenced by promissory notes that bear interest at a rate equal to the interest rate of the three-year treasury note at the time of funding, plus 740 basis points. The Company may prepay the outstanding balance of the promissory notes in whole by giving thirty days written notice to the lenders. However, the Company will be required to pay a premium of 5%, 3%, or 1% if any of the borrowings are prepaid during the first twelve, twenty-four, or thirty-six month period, respectively. The obligations under the Loan Agreement are secured by substantially all of the assets of the Company. The terms of the Loan Agreement permit the Company to incur additional indebtedness of up to $1,000,000, provided that such indebtedness is used for the financing of capital expenditures and may be secured with only the equipment purchased.

As of December 31, 2003, the Company had issued promissory notes totaling $4,000,000 to the two lenders. The actual proceeds remitted to the Company were $3,872,342, which excluded the first month's principal and interest payments. The weighted average interest rate of the promissory notes issued during 2003 was approximately 9.8%. The terms of the loan agreement require that the Company make a terminal payment equal to 5.5% of the original principal amount of the promissory notes on the maturity date. This terminal payment is in addition to the repayment of the full principal amount of the notes. The Company is accruing the terminal payment amount related to the outstanding notes with a corresponding charge to interest expense over the term of the promissory notes.

In connection with the Loan Agreement, the Company issued 300,000 warrants to purchase Series A-1 preferred stock at an exercise price of $0.20 per share to the two lenders. The warrants expire in 2013. The Company recorded the 300,000 warrants at their estimated fair value of $54,525 as a discount on the debt, which is being amortized to interest expense over the term of the promissory notes. The Company determined the fair value of the warrants using the Black-Scholes valuation model.

                                  Unitive, Inc.

The borrowings under the promissory notes outstanding as of December 31, 2003 are payable in full by December 31, 2006. Future minimum principal payments as of December 31, 2003 are as follows:

2004                                     $  1,152,938
2005                                        1,323,738
2006                                        1,615,666
                                         ------------
Total minimum principal payments            4,092,342
                                         ------------
Less unamortized debt discount                (54,275)
Less unamortized terminal payments           (216,945)
Less current portion                       (1,134,763)
                                         ------------
Long-term portion                        $  2,686,359
                                         ============

5. LEASE COMMITMENTS

The Company leases manufacturing equipment and a telephone system with an aggregate cost of approximately $6,162,500 at December 31, 2003, under capital lease arrangements which expire at various dates through 2005. Certain leases contain renewal provisions and escalation clauses. Amortization of assets under capital leases is included in depreciation and amortization expense.

Future minimum lease payments, by year and in the aggregate, under capital leases with initial terms of one year or more at December 31, 2003 are as follows:

                                                      CAPITAL
                                                      LEASES
                                                   ------------
2004                                               $  1,801,696
2005                                                    615,422
                                                   ------------
Total minimum lease payments                          2,417,118
Less amount representing interest                      (237,785)
                                                   ------------
Present value of net minimum lease payments           2,179,333
Less unamortized debt discount                          (40,607)
Less current portion                                 (1,544,938)
                                                   ------------
Long-term portion                                  $    593,788
                                                   ============

                                  Unitive, Inc.

The Company leases facilities under operating leases. Certain of these leases contain renewal provisions and escalation clauses. The Company expenses leases containing fixed rental increases ratably over the term of the respective leases. Rent expense was approximately $1,135,600 for the year ended December of 2003.

Future minimum lease payments under various operating leases, which had initial terms in excess of one year, at December 31, 2003, are as follows:

                                OPERATING LEASES
                                ----------------
2004                             $   1,166,905
2005                                 1,214,055
2006                                 1,260,940
2007                                   714,745
2008 and thereafter                    143,758
                                 -------------
Total minimum lease payments     $   4,500,403
                                 =============

                                  Unitive, Inc.

6. INCOME TAXES

The components of loss before taxes for the year ended December 31, 2003 are as follows:

Loss before tax:
   U.S.                         (7,891,963)
   Non-U.S.                     (1,621,769)
                              ------------
Total                         $ (9,513,732)
                              ============

The Company has no current provision for income taxes. Due to the history of losses by the Company, management has determined that a valuation allowance is needed to reduce net deferred tax assets to zero. Components of the Company's deferred tax assets and liabilities are as follows at December 31, 2003.

Current deferred tax assets (liabilities):
   Allowance for bad debts                          $      29,000
                                                    -------------
Current deferred tax assets (liabilities)                  29,000

Non-current deferred tax assets (liabilities):
   Equity investments                                           -
   Intellectual property rights                          (329,000)
   Fixed assets                                          (915,000)
   Net operating loss carryforwards                    18,023,000
   Other                                                   27,000
                                                    -------------
Non-current deferred tax assets (liabilities)          16,806,000
                                                    -------------
Less valuation allowance                              (16,835,000)
                                                    -------------
Net deferred taxes                                  $           -
                                                    =============

A reconciliation between the statuatory rate and the Company's effective tax rate for the year-ended December 31, 2003 is as follows:

                                                               AMOUNT                  PERCENTAGE
                                                           --------------------------------------
Net loss at statuatory rate                                $  (3,330,000)                (35)%
Equity loss of investee, state taxes and other                   687,000                   8
Increase in valuation allowance                                2,643,000                  27
                                                           --------------------------------------
                                                           $           -                   -%
                                                           ======================================

                                  Unitive, Inc.

At December 31, 2003, the Company had U.S. federal net operating loss carryforwards and state net economic loss carryforwards of approximately $45,000,000, for income tax purposes. If not used, these carryforwards begin to expire in 2018 for federal tax purposes and 2013 for state tax purposes. The Company also has approximately $30,000 of research and development credit carryovers as of December 31, 2003 that begin to expire in 2013. U.S. tax rules impose limitations on the use of net operating losses following certain changes in ownership. If such changes occur, the limitation could adversely impact the ultimate utilization of existing net operating losses and tax credit carryovers to offset future income.

7. RELATED PARTY TRANSACTIONS

During 2003, the Company entered into several transactions with one of its stockholders. These transactions involved leasing certain facilities from the stockholder and contracts for certain services to be provided by the stockholder to the Company. Additionally, the transactions included certain utility costs, clean room costs and other related expenses. Below are the approximate amounts related to these transactions for the year ended December 31, 2003.

Rent expense                                                    $  1,000,000
Research and development costs                                       119,000
Utilities and other expenses                                         165,000
Clean room and other related expenses                                419,000
Interest on note payable (Note 2)                                     30,000

At December 31, 2003, the Company owed the stockholder approximately $51,000, related to these activities. These amounts are included in accounts payable and accrued expenses. The Company also owes this stockholder amounts under a note payable agreement (See Note 3). In addition, the Company had revenues from this stockholder of approximately $10,000 for the year ended December 31, 2003.

The Company had accounts receivable of approximately $170,000 due from USTC as of December 31, 2003, which have been reflected within accounts receivable in the accompanying balance sheet. The Company owed USTC $24,972 in connection with amounts collected on behalf of USTC but not remitted as of December 31, 2003. These balances have been reflected within payables to related party in the accompanying balance sheet.

                                  Unitive, Inc.

STOCKHOLDERS' NOTES RECEIVABLE

In consideration for the issuance of the Company's Series B preferred stock, various key employees executed promissory notes in January 2001, in the principal amount of $520,000. The notes bear interest at the rate of 6.5% per annum and are due and payable five years from the date of issuance. The notes are full recourse, and in addition, each of the individuals has pledged the Series B preferred stock as collateral to secure the obligations under the notes. A promissory note, with an outstanding balance of $100,000, was settled during 2003 in connection with the severance agreement entered into between the Company and a terminated employee. As discussed in Note 8, in connection with the sale of Series A-1 and Series A-2 preferred stock in November 2003, the outstanding shares of Series B preferred stock converted to common stock.

8. STOCKHOLDERS' EQUITY

In November 2003, the Company issued 24,874,830 shares of Series A-1 preferred stock and 8,101,163 shares of Series A-2 preferred stock at $0.20 per share resulting in aggregate gross proceeds of $6,595,199. The excess of the net proceeds over the par value of the Series A-1 and Series A-2 preferred stock of $4,639,709 and $1,511,047, respectively, was recorded within additional paid-in capital. The Company incurred $114,683 of issuance costs in connection with the sale of preferred stock, which was recorded as a reduction of the proceeds. Upon the issuance of the Series A-1 and Series A-2 preferred stock, all of the outstanding shares of Series C-1, Series C-2, Series A, and Series B preferred stock converted into shares of common stock on a one-for-one basis. The holders of the Series C-1 and Series C-2 preferred stock forfeited all of the accrued dividends as of the date of conversion.

As of December 31, 2003, the Company has total authorized common shares of 250,000,000. The Company also has total authorized preferred shares of 83,610,201 of which 37,408,837 shares are designated as Series A-1 preferred stock; 20,601,163 shares are designated as Series A-2 preferred stock; and 25,600,201 shares are designated as Series A-3 preferred stock (together with the Series A-1 and Series A-2 preferred stock, the "new Series A preferred stock"). There were no shares of Series A-3 preferred stock outstanding at December 31, 2003.

CONVERTIBLE PREFERRED STOCK

Dividends - Holders of the new Series A preferred stock are entitled to receive, out of the assets of the Company legally available, dividends when, as and if declared by the board of directors of the Company. No dividends shall be declared and paid on any class of the new Series A preferred stock or common stock unless an equivalent dividend is paid each class of the new Series A preferred stock.

                                  Unitive, Inc.

CONVERTIBLE PREFERRED STOCK (CONTINUED)

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, holders of the Series A-1 and Series A-2 preferred stock shall be entitled, before any distribution is made upon the Series A-3 preferred stock and the common stock, to be paid an amount equal to $1.00 per share (as adjusted for any combination, consolidation, stock distributions or stock dividends with respect to such shares) plus all, or any, accrued but unpaid dividends on such shares. If the assets to be distributed are insufficient to permit full payment to the holders of the new Series A preferred stock, then the assets of the Company shall be distributed ratably among the holders of Series A-1 and Series A-2 preferred stock based upon the number of shares then held.

After payment to the holders of Series A-1 and Series A-2 preferred stock, holders of the Series A-3 preferred stock shall be entitled, before any distribution is made upon the common stock, to be paid an amount equal to $1.00 per share (as adjusted for any combination, consolidation, stock distributions or stock dividends with respect to such shares) plus all, or any, declared but unpaid dividends on such shares. If the assets to be distributed are insufficient to permit full payment to the holders of Series A-3 preferred stock, then the assets of the Company shall be distributed ratably among the holders of Series A-3 preferred stock based upon the number of shares then held.

After payment to the preferred stockholders, holders of common stock shall be entitled, together with the holders of preferred stock, to share ratably according to the number of shares of common stock held, in all remaining assets of the Company available for distribution.

Right of First Refusal - Each holder of preferred stock shall have the right of first refusal to purchase up to its pro rata share of all new securities (except as outlined in the stock purchase agreements) which the Corporation may propose to sell or issue. The Company's obligation under this provision may be waived upon the vote of a majority of the holders of the new Series A preferred stock. This right expires upon the closing of a qualified public offering.

Voting - Each holder of Series A-1 and Series A-3 preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the respective shares are convertible. Until such time as the original holders of the Series A-2 preferred stock no longer hold at least 50% of the shares of Series A-2 preferred stock issued in November 2003, each holder of Series A-2 preferred stock is entitled to the number of votes equal to twelve times the number of shares of common stock into which the Series A-2 preferred stock is convertible. However, in connection with any vote or action by consent related to a) the merger with, or sale of substantially all of the Company's assets, to a holder of the Series A-2 preferred stock or its'

                                  Unitive, Inc.

8. STOCKHOLDERS' EQUITY (CONTINUED)

CONVERTIBLE PREFERRED STOCK (CONTINUED)

subsidiary or affiliate or b) the waiver of the right of first refusal provision by a majority vote of the holders of the new Series A preferred stock, the holders of the Series A-2 preferred stock will be entitled to the number of votes equal to the number of shares of common stock into which the Series A-2 preferred stock is convertible.

Conversion - Holders of the new Series A preferred stock have the right, at any time, to convert into such number of shares of common stock as is determined by dividing the preferred stock original price ($0.20 per share) by the conversion price in effect at the time of conversion. The preferred stock conversion price will be reduced in the event of the Company's issuing any shares of its common stock (or instruments convertible into common stock) without consideration (except for a) common stock issued in connection with the conversion of preferred stock, b) common stock issued to officers, directors, employees, or consultants pursuant to any stock purchase plan, and c) the issuance of common stock upon the exercise of options and warrants outstanding as of November 13,
2003) or for a consideration per share less than the conversion price of any series of preferred stock in effect immediately prior to the time of such issue or sale. The new Series A preferred stock conversion price as of December 31, 2003 was $0.20.

In the event of the sale of the Company's common stock in an underwritten public offering in which the public offering price is equal to or exceeds $1.00 per share of common stock and the gross proceeds to the Company equal or exceed $30,000,000, each share of the new Series A preferred stock shall automatically be converted into shares of common stock at the then-effective conversion price. Upon the majority vote of the holders of at least a majority of the outstanding shares of preferred stock, each share of the new Series A preferred stock will convert into shares of common stock at the conversion price in effect on the date of conversion.

PREFERRED STOCK WARRANTS

In connection with the issuance of the redeemable convertible preferred stock during 2001, the Company issued warrants to purchase 14,998,000 shares of Series C-1 preferred stock at $1.00 per share in 2001. These warrants originally expired on January 31, 2004. The Company allocated the net proceeds to the Series C-1 preferred stock and the warrants based on the relative fair values. The Company recorded an increase to accumulated deficit of $739,956 resulting from the accretion of Series C-1 preferred stock related to the value of the warrants for the period from January 1, 2003 through the date of conversion, November 13, 2003.

                                  Unitive, Inc.

8. STOCKHOLDERS' EQUITY (CONTINUED)

PREFERRED STOCK WARRANTS (CONTINUED)

During November 2003, the Company issued 12,500,000 warrants to purchase Series A-2 preferred stock as consideration for both the cancellation of all of the outstanding warrants to purchase Series C-1 preferred stock and the termination of the management agreement with one its stockholders. The warrants to purchase Series A-2 preferred stock have an exercise price of $0.01 per share and will expire in September 2008. The Company determined that the value of the warrants on the date of issuance was $2,375,000 based on the Black-Scholes valuation model. The termination of the management agreement was determined by management to have a fair value of $892,856, which was computed based on the present value of the remaining management fees as of the date of termination. The fair value of the management agreement of $892,856 has been reflected within other expense in the accompanying statement of operations for the year ended December 31, 2003. The excess of the carrying value of the warrants to purchase Series C-1 preferred stock that were canceled and the estimated fair value of the termination of the management agreement over the fair value of the warrants to purchase Series A-2 preferred stock was recorded as an increase to additional paid-in capital of $2,777,856.

The holders of each prior series of preferred stock who elected to purchase Series A-1 or Series A-2 preferred stock in November 2003 in proportion to, or in excess of, their percentage ownership of the Company's common stock, on a fully diluted basis, received one warrant to purchase Series A-3 preferred stock for each share of their preferred stock outstanding immediately prior to closing. The Company issued 22,600,201 warrants to purchase Series A-3 preferred stock in connection with the sale of the Series A-1 and Series A-2 preferred stock to existing stockholders. The warrants have an exercise price of $0.01 and will expire in September 2008. The warrants issued were determined to have a fair value of $3,864,634 based on the Black-Scholes valuation model. The Company recorded the value of the warrants issued as an increase to accumulated deficit.

In connection with a capital lease financing agreement entered into in February 2002, the Company issued a warrant to purchase 210,000 shares of Series B preferred stock at an exercise price of $1.00 per share. The Company determined the fair value of the warrant using the Black-Scholes valuation model. In connection with the issuance of Series A-1 and Series A-2 preferred stock in November 2003, the warrant was adjusted to allow the holder to purchase 210,000 shares of Series A-1 preferred stock at an exercise price of $0.20 per share.

                                  Unitive, Inc.

COMMON STOCK

In 1998, the Company executed restricted stock purchase agreements which included certain repurchase rights under the 1998 Stock Plan, issuing 2,225,000 shares of common stock to employees. As of December 31, 2003, 281,048 of these shares had been forfeited. In 2002, the Company executed amendments to the restricted stock purchase agreements of certain employees. Under the amended agreements, the repurchase rights of the Company lapse with respect to the shares on January 1, 2005. As of December 31, 2003, 1,943,952 shares were subject to repurchase.

Dividends - The holders of common stock shall be entitled to receive dividends as declared by the board of directors, provided that equivalent dividends are declared and paid on the Series A preferred stock.

Voting - Each holder of common stock shall be entitled to one vote per share owned.

COMMON STOCK WARRANTS

In 2000, the Company issued warrants under a leasing arrangement to purchase 44,000 shares of common stock of the Company at an exercise price of $1.00 per share at any time on or before February 25, 2005. The Company also issued 1,095,000 warrants in connection with certain convertible debt to purchase 1,095,000 shares of common stock of the Company at an exercise price of $0.01 per share at any time on or before February 9, 2009. In addition, in 2000, the Company issued a warrant to a bank to purchase 60,000 shares of common stock of the Company at an exercise price of $1.00 per share at any time on or before September 14, 2005. In accordance with the terms of the warrant agreement, the warrant issued to the bank was adjusted in connection with the issuance of the Series A-1 and Series A-2 preferred stock discussed above to allow for the purchase of 91,881 shares of common stock at an exercise price of approximately $0.65 per share. The Company determined that the fair value of the warrants issued during 2000 was $262,800 using the Black-Scholes model. The warrant value was recorded as a charge to interest expense during the year ended December 31, 2000.

                                  Unitive, Inc.

COMMON STOCK WARRANTS (CONTINUED)

In connection with a financing agreement entered into in July 2001, the Company issued a warrant to purchase 140,000 shares of common stock at $1.00 per share during 2001. The transaction resulted in the valuation of the warrant of $57,400. The warrant value was recorded as a discount to the related capital lease obligation and is being amortized to interest expense over the term of the capital lease obligation. The warrant expires on July 31, 2008. The Company determined the fair value of the warrant using the Black-Scholes valuation model. In accordance with the terms of the warrant agreement, the warrant was adjusted in connection with the issuance of the Series A-1 and Series A-2 preferred stock discussed above to allow for the purchase of 214,389 shares of common stock at an exercise price of approximately $0.65 per share.

SERIES B PREFERRED STOCK PLAN

In April 2002, the Company adopted the 2002 Series B Preferred Stock Purchase Plan (the "Series B Plan"). The Series B Plan provides an opportunity for certain employees and consultants to purchase shares of Series B preferred stock. The Company has authorized and reserved 500,000 shares of Series B preferred stock for the Series B Plan. During the year ended December 31, 2002, the Company granted to employees the rights to purchase 95,000 shares of Series B preferred stock, for $1.00 per share. There were no rights granted during the year ended December 31, 2003. In November 2003, the Series B Plan was terminated and the outstanding rights to purchase 95,000 shares of Series B preferred stock expired unexercised.

STOCK PLAN

In 2001, the Company adopted the 2001 Stock Plan (the "2001 Plan"). The 2001 Plan provides for the granting of incentive stock options, nonqualified stock options, and the rights to purchase shares of common stock pursuant to restricted stock agreements. There are 5,953,328 shares of common stock reserved for issuance under the 2001 Plan as of December 31, 2003.

In connection with the issuance of the Series A-1 and Series A-2 preferred stock in November 2003, the Company reserved 8,000,000 shares of common stock related to the issuance of options to purchase Series A-1 and Series A-3 preferred stock. As of December 31, 2003, the Company had not adopted the Series A-1 and Series A-3 preferred stock option plans. Accordingly, there were no options to purchase Series A-1 and Series A-3 preferred stock granted during the year ended December 31, 2003.

                                  Unitive, Inc.

STOCK PLAN (CONTINUED)

Incentive options may be granted to key employees, including members of the Board of Directors who are employees of the Company. Nonqualified stock options and purchase rights are granted to key employees and consultants of the Company, including members of the Board of Directors. The terms of the stock option agreements, including the purchase price per share payable upon exercise of a nonqualified option, are determined by the Board of Directors and the Compensation Committee. The exercise price of the incentive options shall not be less than one hundred percent of the fair market value of a share on the date of grant and the maximum term of options granted is ten years.

A summary of the Company's stock option plans activity follows for the year ended December 31, 2003.

                                                                                                                 WEIGHTED
                                     SHARES                                                                       AVERAGE
                                    AVAILABLE                 OPTIONS               EXERCISE                     EXERCISE
                                    FOR GRANT               OUTSTANDING               PRICE                       PRICE
                                   --------------------------------------------------------------------------------------
Balance at December 31, 2002        3,668,073                2,646,817            $ 0.05 - $ 0.60                 $ 0.51
   Additional shares reserved       8,000,000                        -                    -                            -
   Options granted                   (372,100)                 372,100                  0.05                        0.05
   Options exercised                        -                  (17,775)                 0.05                        0.05
   Options canceled                   297,663                 (641,450)             0.05 - 0.60                     0.10
                                   -------------------------------------------------------------------------------------
Balance at December 31, 2003       11,593,636                2,359,692            $ 0.05 - $ 0.60                 $ 0.07
                                   =====================================================================================

The weighted average fair value of options granted during 2003 was $0.01. The weighted average remaining contractual life of options outstanding at December 31, 2003 is approximately 7.6 years. There were 1,111,632 options exercisable at December 31, 2003.

                                  Unitive, Inc.

STOCK PLAN (CONTINUED)

In 2002, the Company repriced and changed the vesting requirements for 1,370,927 options. The strike price of 1,131,677 options was repriced from $0.60 to $0.05 and the strike price of 239,250 options was repriced from $0.25 to $0.05. The vesting requirements of the 1,370,927 options were also changed from performance-based to time-based (four years from original grant date). These changes are considered modifications under APB 25 and require these options to be subject to variable accounting until the options are exercised, forfeited or expire unexercised. In addition, the 1,370,927 options were repriced below fair market value. The Company recorded a charge for compensation of $101,605 for the year ended December 31, 2002 based on the intrinsic value of the stock options at year end. As of December 31, 2003, the Company determined that the fair value of its common stock had declined to $0.05 per share. Accordingly, the compensation charge of $101,605 recorded during 2002 was reversed as of December 31, 2003, since the fair value of the common stock was equal to or less than the exercise price. Those options remain subject to variable accounting and additional compensation expense will be recorded in future periods if the fair value of the common stock increases.

COMMON STOCK RESERVED FOR FUTURE ISSUANCE

At December 31, 2003, the Company had reserved a total of 83,984,792 of its authorized 250,000,000 shares of common stock for future issuance as follows:

Stock options outstanding                                        2,359,692
Reserved for future stock option grants                         11,593,636
Series A preferred stock conversion                             32,975,993
Preferred stock warrants                                        35,610,201
Common stock warrants                                            1,445,270
                                                                ----------
Total shares reserved for future issuance                       83,984,792
                                                                ==========

                                  Unitive, Inc.

9. RETIREMENT PLAN

The Company has a 401(k) retirement plan whereby all eligible employees may elect to make contributions pursuant to a salary reduction agreement upon meeting certain age and length-of-service requirements. The Company provides discretionary matching contributions as determined by the Board of Directors. The Company pays the administrative fees incurred by the plan. Total expense incurred by the Company in connection with this retirement plan was approximately $6,500 for the year ended December 31, 2003.

10. SUBSEQUENT EVENTS (UNAUDITED)

During March 2004, the Board of Directors of the Company approved the 2004 Equity Incentive Plan (the "2004 Plan"). Pursuant to the 2004 Plan, during March, June and July 2004, the Company issued an aggregate 5,000,000 options to purchase Series A-1 preferred stock at a exercise price of $0.10 per share, 3,000,000 options to purchase Series A-3 preferred stock at an exercise price of $0.01 per share, and 4,000,000 options to purchase 4,000,000 shares of common stock at an exercise price of $0.01 per share.

On August 19, 2004, Amkor Technology, Inc. purchased approximately 93.0% of the capital stock of the Company at a purchase price of $28,000,000. The selling stockholders of the Company are also entitled to receive additional consideration of up to $55,000,000. The additional consideration will be determined based on a formula set forth in the Stock Purchase Agreement that includes a final determination of the Company's EBITDA, as defined, for the nine-month period ended March 31, 2005.

On August 19, 2004, the Company issued a promissory note totaling $1,000,000 in connection with the Loan Agreement executed in November 2003 (see Note 4) in order to finance certain capital expenditures. The terms of the promissory note are substantially the same as the promissory notes outstanding at December 31, 2003 under the Loan Agreement. On October 27, 2004 the Company repaid $4.3 million in cash consideration for all outstanding related to the promissory notes under the Loan Agreement, which included accrued interest and early payment fees. The funding for the payment of these promissory notes was provided by Amkor.

As is typical in the semiconductor and other high technology industries, from time to time, others may in the future assert, that the Company's products or manufacturing processes infringe on their intellectual property rights. Subsequent to year-end, the Company received correspondence from a third party indicating that a potential unasserted claim may exist related to the use of certain intellectual property. In the opinion of management, if a legal claim is made in the future, the Company would vigorously defend itself or would likely prevail. However, no assurance can be given to the outcome of any potential future litigation.

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